Exhibit 10.15

                 NON-STATUTORY INCENTIVE STOCK OPTION AGREEMENT


     THIS  AGREEMENT,  made  as of  November  1,  1998,  by  and  between  R & D
Technology, Inc., a Nevada corporation (the "Company") and David J. Simon ("Optionee").

         1. Grant. For good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants to the Optionee an option (the "Option") to purchase up to two million (2,000,000) shares of Common Stock of the Company, par value $.001 per share, at an exercise price of fifty cents ($.50) per Share.

         2. Term. This Option shall expire at the close of business on the last day of the month occurring three (3) years from the date set forth above.

         3. Method and Time of Exercise. The Option may be exercised in whole or in part by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with a check payable to the Company in the amount of the purchase price of such shares plus applicable Federal, state and local withholding taxes and any written statement required by Paragraph 8, provided that the Optionee shall be entitled to pay all or part of the exercise price by cancellation in full of indebtedness owed to the Optionee, if any, by the Company for services which have been rendered or expenses which have been incurred by the Optionee as a consultant to or employee of the Company.

         4. Tax Withholding. As a condition to exercise of this Option, the Company may require the Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. Upon notification by the Company and upon the request of the Optionee, the minimum statutory withholding requirements may be satisfied by withholding of shares of Common Stock otherwise issuable to the Optionee upon exercise of this Option.

         5. Service as a Consultant or Employee. Nothing in this Option shall confer upon the Optionee any right to perform services for the Company or shall restrict in any way the right of the Company to discharge or terminate the Optionee any time for any reason whatsoever. This Option shall not terminate as a result of the termination of Optionee's services as independent contractor or consultant to or employee of the Company.

         6. Rights as Shareholder; Adjustments. The Optionee shall have no rights as shareholder with respect to the Common Stock of the Company covered by the Option until the due and valid exercise of any portion of this Option. If there is any change in the capital structure of the company affecting in any manner the outstanding shares of Common stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization or because the Company has merged or consolidated with one or more corporations then the number of shares of Common Stock then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors, provided that no fractional shares shall be issued or issuable and further provided that

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the  adjustment  shall  not be to the  aggregate  purchase  price to be paid for exercise of the entire remaining option but shall be to the exercise price per share of Common Stock. No adjustment shall be made for reverse stock splits or for cash dividends or stock rights for which the record date is prior to the date of exercise of applicable portions of this option.

         7. Non-Transferability; Restrictions on Resale. The Optionee agrees that the Option and the underlying shares of Common Stock to be issued pursuant to exercise thereof are being acquired for investment and not with a view to distribution and that appropriate legend(s) may be placed on any certificates evidencing such option and/or shares. This Option and the underlying shares may not be assigned or transferred (except by will or the laws of descent and distribution) unless there is at the time a registration statement in effect covering the securities to be assigned or transferred or an opinion of Company counsel (paid for by the transferor) that such assignment or transfer is exempt from the requirement of registration, based upon such representations as shall be required by such counsel.

         8.  Registration.  The Company  agrees that if within a period of three
(3) years following the above date the Company shall register for public sale under the US Federal securities laws or any exemption therefrom any shares of its Common Stock, the Company will provide at least thirty (30) days prior notice of such intention to the Holder and within twenty (20) days of receiving such notice the Holder shall notify the Company of intention to include the Common Stock underlying this Option in the registration statement. The Holder shall at the time of registration execute a holdback agreement in form and substance acceptable to the Company whereby the Holder agrees to wait until after such other shares are sold before the Holder's registered shares are offered or sold.

         9. Notice. Notice hereunder to be effective shall be in writing addressed as set forth below and delivered or deposited with prepaid postage in a U.S. Postal Service or other express mail depository,

                  If to the Company:        R & D Technology, Inc.
                                            c/o Marks and Devin
                                            23801 Calabasas Rd., Ste 204
                                            Calabasas, CA  91302

                  If to the Optionee:       David J. Simon
                                            13339 Albers St.
                                            Sherman Oaks, CA 91401

         10. Miscellaneous. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity shall not thereby render any other provision of this Agreement invalid. This Agreement shall bind the successors and assigns of the parties. This Agreement shall be interpreted and enforceable under the laws of the State of Nevada. This Agreement may be executed in multiple counterparts.

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         IN WITNESS WHEREOF,  the parties have hereunto set their hand as of the above date pursuant to due authority.

R & D Technology, Inc.

By /s/ David Simon, President
   ---------------------------------

By /s/ (Unintelligible)
   ---------------------------------


OPTIONEE:

/s/ David Simon
-------------------------

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